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                                                                    EXHIBIT 99.2

                              FOURTEENTH AMENDMENT

          AGREEMENT executed as of this 17th day of May, 2004, to be effective as of January 1, 2005 (the "Effective Date"), between GREY GLOBAL GROUP INC., a Delaware corporation with principal offices at 777 Third Avenue, New York, New York 10017 ("Grey"), and EDWARD H. MEYER, residing at 580 Park Avenue, New York, New York 10021 ("Meyer").

          WHEREAS, Meyer is employed by Grey as its President, Chairman of the Board and Chief Executive Officer pursuant to an employment agreement originally executed effective February 9, 1984 and amended from time to time thereafter (such employment agreement, as so amended, being hereinafter referred to as the "Current Agreement").

          WHEREAS, the parties desire to amend the Current Agreement in certain respects, effective as of the Effective Date.

          NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, the parties hereto, intending legally to be bound, hereby agree as follows:

     1. Capitalized Terms. Capitalized terms used herein, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Current Agreement.

     2. Effectiveness of FOURTEENTH AMENDMENT. The parties agree that this FOURTEENTH AMENDMENT shall be null and void and of no force and effect whatsoever if for any reason Meyer ceases to be employed by Grey prior to the Effective Date. In such event, the rights and obligations of the parties shall be governed by the provisions of the Current Agreement (without regard to this FOURTEENTH AMENDMENT).

     3. Section 1 of the Current Agreement is hereby amended and restated, effective as of the Effective Date, to read as follows:

          1. Employment; Term. For the period beginning on the date hereof and ending on December 31, 2005 (the "Term"), Grey shall continue to employ Meyer as the President, Chairman of the Board and Chief Executive Officer ("Chief Executive Officer") of Grey with full responsibility for supervision of all corporate affairs, reporting only to the Board of Directors of Grey ("Board"), including, without limiting the generality of the foregoing, the power and authority heretofore exercised by chief executive officers of Grey.

     4. Section 4(a) of the Current Agreement is hereby amended, effective as of the Effective Date, so that the term "December 2004" is deleted and replaced by the term "December 2005".

     5. Section 4(b) and 4(c) of the Current Agreement are hereby amended, effective as of the Effective Date, so that each reference to the date "December 31, 2004" is deleted and replaced by a reference to "December 31, 2005".
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      6.   The first sentence of Section 6 of the Current Agreement is hereby amended and restated, effective as of the Effective Date, to read as follows:

          If, during the Term of this Agreement, Meyer should be unable regularly to perform his duties as required by this Agreement because of Disability, Grey shall nevertheless pay or credit to him, as the case may be, in accordance with Grey's prior policies, (A) his full Basic Salary for the remainder of the Term of this Agreement, (B) a bonus for the year in which such Disability occurs (equal to the sum of (i) the average of the previous two annual bonuses awarded to Meyer and (ii) the average of the previous two annual awards allocated to Meyer under SMIP), (C) credits to the Pension Account and the Sub-Account in accordance with Section 4 hereof for the remainder of the Term of this Agreement and (D) continued health benefits for the remainder of the Term of this Agreement and such additional period as provided under Section 23 hereof.

     7. The introductory language of subsection 8.1 of the Current Agreement is hereby amended and restated, effective as of the Effective Date, to read as follows:

          For a period ending on the first anniversary of Meyer's termination of full-time employment, Meyer shall not knowingly, directly or indirectly, without the prior written consent of Grey:

     8. The language "; except as is otherwise provided in subsection 11.1 hereof", contained in subsection 8.1.2 of the Current Agreement, is hereby deleted as of the Effective Date.

     9. Subsection 8.2 of the Current Agreement is hereby amended and restated, effective as of the Effective Date, to read as follows:

               In addition, in order to assure that no current information can be utilized in any way harmful to Grey or its clients, for a period ending on the first anniversary of Meyer's termination of full-time employment, Meyer shall not be employed by, furnish any services to, or act as a director or advisor to any company whose principal activity is competitive with Grey or any subsidiary of Grey.

     10. Subsection 11.1 of the Current Agreement is hereby amended and restated, effective as of the Effective Date, to read as follows:

               11.1 If, during the Term of this Agreement, (i) Grey should terminate Meyer's employment as Chief Executive Officer without Cause or (ii) Meyer should elect to terminate his employment for Good Reason pursuant to Section 10 hereof, then:

               (a) Meyer's right to receive any benefits under the Plans enumerated in subsection 3.2 or any other senior management


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     remuneration or incentive plan implemented by Grey subsequent to the execution of this Agreement in which Meyer becomes a participant shall immediately vest;

          (b) Grey shall pay as liquidated damages to Meyer on the fifth day following the Date of Termination, a lump sum amount equal to the sum of
     (1) Meyer's full Basic Salary for the remainder of the Term of this Agreement and (2) a bonus for the year of such termination (equal to the sum of (i) the average of the previous two annual discretionary bonuses awarded to Meyer and (ii) the average of the previous two annual awards allocated to Meyer under SMIP), and shall continue to make credits to the Pension Account and Sub-Account in accordance with Section 4 for the remainder of the Term of this Agreement; provided however, that in no event will Meyer be required to offset against such payment, or to repay any part of such payment on account of, any amounts earned by him from other employment, in whatever capacity, following the Date of Termination;

          (c) Grey shall provide the benefits described in Section 23, except to the extent that such benefits are provided to Meyer under subsection 12.2;

          (d) In the manner heretofore maintained, Grey shall maintain in full force and effect, for a period of years as may be requested by Meyer, (1) the life insurance policies referred to in Section 5 and (2) all employee disability, health and medical insurance plans, medical reimbursement plans and any other plans of a similar nature (other than life insurance plans, except as provided in clause (1) above) in which Meyer was entitled to participate immediately prior to Meyer's termination of full-time employment as Chief Executive Officer, in each case except to the extent that such benefits are provided to Meyer under subsection 12.2 or Section 23; and

          (e) In accordance with the terms of the Current Agreement, Grey shall pay Meyer the $3,000,000 referred to in the second sentence of
     Section 3.1, on the fifth day following the Date of Termination.

          For the purposes of this Agreement, "Date of Termination" shall mean either the date Grey terminates Meyer's employment as Chief Executive Officer without Cause or the date that Meyer informs Grey by written notice that he is terminating his employment for Good Reason pursuant to
     Section 10 hereof, except as is otherwise provided in Section 15 hereof.

     11. The first sentence of subsection 12.1 of the Current Agreement is hereby amended and restated, effective as of the Effective Date, to read as follows:

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           Upon the termination of Meyer's employment at the end of the Term of this Agreement (or upon the termination of Meyer's employment prior thereto for any reason other than his death or for Cause), then for the remainder of Meyer's life, or such shorter period as may be mutually agreed upon by Meyer and Grey (the "Consulting Period"), Grey shall retain Meyer as a Consultant and Meyer shall be available to render such advisory or consulting services relating to Grey's affairs as Grey may reasonably request from time to time on at least five (5) days written notice ("Consulting Services").

     12. Subsection 12.2 of the Current Agreement is hereby amended and restated, effective as of the Effective Date, to read as follows:

          Meyer shall be paid for such Consulting Services at a rate of $5,000 per month during the first sixty (60) months of the Consulting Period and at a rate of $1,000 per month thereafter or such other amount mutually agreed to by Meyer and Grey ("Consulting Salary"), which shall be paid by Grey each month. In the manner heretofore maintained, Grey shall also maintain in full force and effect, for the continued benefit of Meyer during the Consulting Period, (1) the life insurance policies referred to in Section 5 and (2) all employee disability, health and medical insurance plans, medical reimbursement plans and any other plans of a similar nature (other than life insurance plans, except as provided in clause (1) above) in which Meyer was entitled to participate immediately prior to Meyer's termination of full-time employment as Chief Executive Officer, in each case except to the extent such benefits are provided to Meyer under subsection 11.1(d) or Section 23.

     13. Section 13 of the Current Agreement is hereby amended and restated, effective as of the Effective Date, to read as follows:

          13.  Certain Post-Termination Arrangements.

               13.1 For a period of five years following Meyer's termination of employment (the "Continuation Period"), Grey shall, at its expense, furnish Meyer with:

               (a) such office accommodations and dining facilities (at Grey or elsewhere) as shall be reasonable, necessary and appropriate for Meyer, after taking into account the interests of Grey and its executive officers;

               (b) two secretaries having skill levels comparable to skill levels of the senior secretaries utilized by Meyer immediately prior to his termination of employment, with salary and benefits comparable to those of the senior secretaries utilized by Meyer

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          during his employment hereunder, and office accommodations and facilities appropriate in relation to Meyer's office accommodations;

               (c) a car and a driver comparable to the car and driver furnished him during his employment as Chief Executive Officer of Grey, to be used by Meyer as he sees fit, and Grey shall pay all the associated expenses of such car and driver on the same basis as it paid such expenses during Meyer's employment as Chief Executive Officer of Grey; and

               (d) such other staff assistance and office support services as shall be reasonably necessary for Meyer to satisfactorily pursue his activities, including the Consulting Services described in Section 12 hereof.

               13.2 During the Continuation Period, Grey shall reimburse Meyer for all travel and entertainment expenses in accordance with Grey's policy applicable to senior executives.

               13.3 Within 120 days after commencement of the Continuation Period, Meyer shall have the right to take possession and ownership from Grey of up to $100,000 worth of furnishings, artwork and the like contained in his office immediately prior to the Continuation Period (with furniture valued on the basis of depreciated book value and artwork and the like being valued on the basis of fair market value).

               13.4 During the Continuation Period, Grey will seek Meyer's suggestions with respect to up to $100,000 of possible charitable contributions per year, it being understood that Grey shall be under no obligation to make any suggested or other charitable contributions.

     14. Status of Current Agreement. Prior to the Effective Date, the Current Agreement (without regard to this FOURTEENTH AMENDMENT) shall remain in full force and effect and shall be unaffected hereby. Provided this FOURTEENTH AMENDMENT shall not have become null and void (as set forth in paragraph 2 of this FOURTEENTH AMENDMENT), then from and after the Effective Date, the Current Agreement (as amended by this FOURTEENTH AMENDMENT) shall continue in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written, to become effective as of the Effective Date in accordance with the provisions hereof.


                                        GREY GLOBAL GROUP INC.


                                        By:   /s/ Steven G. Felsher
                                            ---------------------------------


                                                 /s/ Edward H. Meyer
                                            ---------------------------------
                                                     Edward H. Meyer